UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2019

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami, FL 33140

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (888) 963-7881

_________________________________________________

(Former name or former address, if changed since last report)

With a copy to:

Jonathan D. Leinwand, P.A.

18851 NE 29th Ave., Suite 1011

Aventura, FL 33180

T: 954-903-7856

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2019 Organicell Regenerative Medicine, Inc. (the “Company”) appointed Dr. Maria Ines Mitrani to its board of directors.

Dr. Mitrani is a cofounder of the Company and is its Chief Science Officer. Previously she served as a member of the Board of Directors of the Company from November 4, 2016 until her resignation in April 2018, when the Company executed a Plan and Agreement of Reorganization. Dr. Mitrani previously served as the Executive Vice President of Analytical Stem Cell from 2014 to 2015. From 2012 to 2014, Dr. Mitrani served as the Executive Vice President, Medical Tourism Coordinator and Patient Referral Coordinator of Americell Trinidad, LLC. From 2008 to 2014, Dr. Mitrani was with the American Stem Cell & Anti-aging center where she co-founded the first autologous stem cell center in Quito, Ecuador. Dr. Mitrani received a degree in medicine from Universidad San Francisco de Quito, in Quito, Ecuador.

Dr. Mitrani is the spouse of Al Mitrani, President, Chief Operating Officer, Co-Founder and a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2019	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian T. Bothwell
Ian T. Bothwell Chief Financial Officer